SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  November 19, 1999


CATERPILLAR INC.
(Exact name of registrant as specified in its charter)


Delaware
(State or other jurisdiction of incorporation)


1-768
(Commission File Number)


37-0602744
(IRS Employer I.D. No.)


100 NE Adams Street, Peoria, Illinois
(Address of principal executive offices)


61629
(Zip Code)


Registrant's telephone number, including area code:  (309) 675-1000

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Item 5.  Other Events

                                                   November 19, 1999

Caterpillar issues new fourth quarter outlook
---------------------------------------------

     Caterpillar Inc. today is revising downward its outlook for fourth quarter 1999 results. The company now expects sales and revenues and profit for the fourth quarter to be slightly above the third quarter of 1999. Sales and revenues for the third quarter were $4.7 billion and profit per share was $.61.

     The company's forecast is lower primarily because machine sales will not reach anticipated levels, particularly in North America as the industry continues to soften and dealer sales to users are lower than expected. In addition, as compared with 1998, price realization in North America, which was positive through the third quarter, is now expected to be negative in the fourth quarter as significant price competition persists for all products.

     The company is still developing its business plans for 2000 and will issue a complete outlook statement in mid January. However, the preliminary outlook for 2000 calls for sales and revenues and profit to be higher than 1999 levels.

                          *        *        *        *

The information included in the statement is forward looking and involves risks and uncertainties that could significantly affect expected results. A discussion of these risks and uncertainties is contained in Form 8-K filed with the Securities & Exchange Commission
(SEC) on October 15, 1999. That filing is available from the SEC web site at http://www.sec.gov/cgi-bin/srch-edgar.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CATERPILLAR INC.


                                    By:  /s/ R. Rennie Atterbury III
                                         ---------------------------
                                            R. Rennie Atterbury III
                                                Vice President
Date:  November 19, 1999


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